Exhibit (s)(1)

POWER OF ATTORNEY

The undersigned, being Directors/Trustees of each of the registered investment companies listed in Appendix A hereto (each, a “Fund”), do hereby appoint John M. Perlowski, Jonathan Diorio, Trent Walker, Janey Ahn and Jay M. Fife, and each of them, his or her true and lawful attorneys and agents, each with full power and authority (acting separately and without the other) to execute in the name and on behalf of the undersigned in the capacities indicated a Registration Statement on Form N-2 for each Fund, allowing for delayed offerings pursuant to Rule 415 under the Securities Act of 1933, as amended (the “1933 Act”), including any pre-effective amendments and/or any post-effective amendments thereto and any subsequent Registration Statement of the Fund pursuant to Rule 462(b) of the 1933 Act, and any other filings in connection therewith, and to file the same under the 1933 Act and/or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Fund or the registration or offering of the Fund’s shares of common stock or common shares of beneficial interest, as applicable; granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises; and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 19th day of July, 2021.

Signature	Title

/s/ Michael J. Castellano Michael J. Castellano	Director/Trustee

/s/ Richard E. Cavanagh Richard E. Cavanagh	Director/Trustee

/s/ Cynthia L. Egan Cynthia L. Egan	Director/Trustee

/s/ Frank J. Fabozzi Frank J. Fabozzi	Director/Trustee

/s/ Robert W. Fairbairn Robert W. Fairbairn	Director/Trustee

/s/ Stayce D. Harris Stayce D. Harris	Director/Trustee

/s/ J. Phillip Holloman J. Phillip Holloman	Director/Trustee

/s/ R. Glenn Hubbard R. Glenn Hubbard	Director/Trustee

/s/ W. Carl Kester W. Carl Kester	Director/Trustee

/s/ Catherine A. Lynch Catherine A. Lynch	Director/Trustee

/s/ John M. Perlowski John M. Perlowski	Director/Trustee

/s/ Karen P. Robards Karen P. Robards	Director/Trustee

Appendix A

BlackRock Investment Quality Municipal Trust, Inc. (BKN)

BlackRock MuniAssets Fund, Inc. (MUA)

BlackRock Municipal Income Trust (BFK)

BlackRock Municipal Income Trust II (BLE)